                                                                    EXHIBIT 23.1

(H W R)                    Harney Westwood & Riegels
        Barristers, Solicitors, Notaries, Patent and Trade Mark Agents

                        Craigmuir Chambers, P.O. Box 71
                  Road Town, Tortola, British Virgin Islands
                           Telephone: (284) 494-2233
         Fax General: (284) 494-3547 . (284) 494-4885 . (284) 494-6314
      Fax Incorporations: (284) 494-6291 . Fax Litigation: (284) 494-3398

               e-mail: hwr@caribsurf.com . web-site: www.hwr.org



                                        Writer's Direct Line:

                                        Your Ref:

25 October 1999                         Our Ref:



To whom it may concern



We are aware that we are referred to under the heading "Risk Factors - Because we are a British Virgin Islands company, you may not be able to enforce judgments against us that are obtained in U.S. courts" in the Prospectus forming a part of a Registration Statement on Form F-1 submitted to the Securities and Exchange Commission by OpenTV Corp. and hereby consent to such use of our name therein. By giving such consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come with the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


Yours faithfully
HARNEY WESTWOOD AND RIEGELS




By:  /s/ Jose Santos
         -----------
         Jose Santos